POWER OF ATTORNEY


Know All Men by These Presents that the undersigned, a Director of Cytec Industries Inc., a Delaware corporation, does hereby constitute and appoint D.D. Fry, J.P. Cronin and E.F. Jackman, and each of them with full power to act without the others, and with full power of substitution, my true and lawful attorney-in-fact to sign on my behalf the Registration Statement on Form S-8 for the registration with the United States Securities and Exchange Commission of shares of Common Stock, par value $.01 per share, of Cytec Industries Inc. to be offered and sold from time to time pursuant to the Conap Employees' Savings and Profit Sharing Plan, and any amendments and post-effective amendments to said Registration Statement.

In Witness Whereof, I have hereunto set my hand and seal this 29 day of August, 1996.


/s/Frederick W. Armstrong            /s/ Gene A. Burns
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Frederick W. Armstrong               Gene A. Burns


/s/Darryl D. Fry                     /s/Louis L. Hoynes, Jr.
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Darryl D. Fry                        Louis L. Hoynes, Jr.


/s/William P. Powell                 /s/Jerry R. Satrum
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William P. Powell                    Jerry R. Satrum


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